Exhibit 10.6

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT

THIS AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is entered into by and between Fresenius Kabi Deutschland GmbH, a company organized under the laws of Germany (together with its affiliates “Fresenius Kabi”), and CERUS CORPORATION, a company organized under the laws of Delaware (“Cerus”). Fresenius Kabi and Cerus are sometimes referred to herein as a “Party” and collectively as the “Parties.” This Agreement shall be effective as of July 1, 2015 (the “Effective Date”).

WHEREAS, Cerus and Fresenius Kabi have been parties to an agreement, as had been amended and restated several times, most recently on December 12, 2008 and November 22, 2013 (the “Original Supply Agreement”) relating to the INTERCEPT Blood System;

WHEREAS, Cerus desires to ensure continuity of supply and achieve acceptable cost of goods regarding the supply of Manufactured Products, as such term is defined in this Agreement;

WHEREAS, Fresenius Kabi desires to supply Cerus with its requirements for Manufactured Products; and

WHEREAS, the Parties now wish to further amend and restate the Original Supply Agreement in the manner set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fresenius Kabi and Cerus agree as follows:

Article 1

Definitions

In this Agreement, the following terms have the meanings specified or referred to in this Article 1 and shall be equally applicable to both the singular and plural forms. The words “including”, “includes” and “include” shall be deemed to be followed by the phrase “without limitation”, unless the context clearly dictates otherwise. Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions of this Agreement. Reference to any statute or regulation means such statute or regulation as amended at the time and from time to time and includes any successor statute or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

“AAA” shall have the meaning ascribed to it in Section 12.12.

“Affiliate” means, with respect to any Person, at the time in question, any other Person

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

controlling, controlled by or under common control with such Person. For purposes of this definition, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of any of the stock or shares having the right to vote for the election of a majority of directors, (b) in the case of non-corporate entities, direct or indirect ownership of any of the equity interest with the power to direct the management and policies of such non-corporate entities.

[ * ]

“APAC Countries” means the following countries: Afghanistan, American Samoa, Australia, Bangladesh, Bhutan, Brunei, Cambodia, China, Cook Islands, East Timor, Federated States of Micronesia, Fiji, French Polynesia, Guam, Hong Kong, India, Indonesia, Japan, Kiribati, Laos, Macau, Malaysia, Maldives, Marshall Islands, Mongolia, Myanmar, Nauru, Nepal, New Caledonia, New Zealand, Niue, North Korea, Northern Mariana Islands, Pakistan, Palau, Papua New Guinea, Philippines, Samoa, Singapore, Solomon Islands, South Korea, Sri Lanka, Taiwan, Thailand, Timor-Leste, Tokelau, Tonga, Tuvalu, Vanuatu, Vietnam, Wallis and Futuna.

“Breach” shall have the meaning ascribed to it in Section 11.3(a).

“Business Continuity Plan” shall have the meaning ascribed to it in Section 2.1(c).

“Business Heads” shall have the meaning ascribed to it in Section 4.3(c).

“Cerus Assets” shall have the meaning ascribed to it in Section 4.3(e).

“Cerus Discounted Transfer Price” shall have the meaning ascribed to it in Section 4.1(b).

“Cerus Indemnified Parties” shall have the meaning ascribed to it in Section 11.1(a).

“Cerus-Supplied Materials” shall have the meaning ascribed to it in Section 5.1(a).

“Cerus Transfer Price” shall have the meaning ascribed to it in Section 4.1(a).

“Components” means all raw materials and sub-assemblies, such as plastics, containers (including without limitation “wet-filled” containers), tubing, cannulas and compound adsorption devices and Intersol Solution for the production of or use in connection with the Sets and RBC Sets.

“Confidential Information” shall have the meaning ascribed to it in Section 10.1.

“Conversion Loss Reduction Plan” shall have the meaning ascribed to it in Section 4.2(b).

“Cost of Goods” means Fresenius Kabi’s fully burdened cost of manufacturing a New Product and shall be equal to the sum of the following costs to the extent reasonably and properly allocable to such New Product, in each case calculated in accordance with accounting principles

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

generally accepted in the United States, consistently applied, (GAAP): [ * ]; provided, for purposes of clarification, that the allocation of the foregoing costs shall be made to generally reflect [ * ] and will not include [ * ]. Delivery costs, insurance, freight, import and export duties and taxes are not included in Cost of Goods.

“Current Good Manufacturing Practice” or “cGMP” means the then-current standards for the manufacture of pharmaceutical products, as applicable pursuant to (a) the FD&C Act (21 U.S.C. 321 et seq.); (b) relevant United States regulations in Title 21 of the United States Code of Federal Regulations (including Parts 11, 210, and 211); (c) EC Directive 2003/94 EC of October 8, 2003; (d) the EC Guide to Good Manufacturing Practice for Medicinal Intermediate Products; (e) International Conference on Harmonization (ICH) ICH Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; (f) any Japanese laws, rules, guidelines, or regulations corresponding to the subject matter of the foregoing; and (g) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing

“Current Pricing Term” means the period commencing with the Effective Date and ending on [ * ].

“Damages” shall have the meaning ascribed to it in Section 11.3(b).

“Device Master Record” shall include device specifications, production process specifications, quality assurance procedures and specifications (including acceptance criteria and quality assurance equipment to be used), and packaging and labeling specifications.

“Documentation” shall have the meaning ascribed to it in Section 5.3(b).

“Facility” shall have the meaning ascribed to it in Section 2.2(c).

“Force Majeure Event” shall have the meaning ascribed to it in Section 12.5.

“Fresenius Kabi Elements” shall have the meaning ascribed to it in Section 11.1(a).

“Fresenius Kabi Indemnified Parties” shall have the meaning ascribed to it in Section 11.1(c).

“Funded Development Costs” shall have the meaning ascribed to it in Section 6.1(c).

“Funded Projects” means the projects set forth on Exhibit D.

“Future Products” shall have the meaning ascribed to it in Section 6.2.

“GSH” shall mean glutathione sodium salt, a tripeptide used to quench S-303 side reactions.

“IFUs” shall have the meaning ascribed to it in Section 4.2(b).

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Indemnifying Parties” shall have the meaning ascribed to it in Section 11.2(a).

“Initial Term” shall have the meaning ascribed to it in Section 7.1(a).

“INTERCEPT Illuminator” means a proprietary illumination device, including operating software and data management system, including source code for each, developed for use with Platelet Sets and Plasma Sets.

“Intersol Solution” means a proprietary platelet storage solution currently sold under the trademark “Intersol.”

“Liabilities” shall have the meaning ascribed to it in Section 11.3(c).

“License Agreement” means the agreement entered between Fresenius Kabi (as successor-in interest to Baxter) and Cerus, effective February 2, 2005, governing the ownership of and licensed rights to certain patents, know-how and materials.

“Licensed Assets” means the Licensed Know-How, Licensed Materials and Licensed Patents, in each case as defined and set forth in the License Agreement.

“Manufactured Products” means Platelet Sets, Plasma Sets, RBC Sets, Components and any New Products.

“Manufacturing Services” shall have the meaning ascribed to it in Section 2.1(a).

“Negotiation Period” shall have the meaning ascribed to it in Section 4.1(e).

“New Pricing Term” means the Remainder Term and any Renewal Period for which the Parties must negotiate the applicable Transfer Price.

“New Products” means any Future Products or new products resulting from the Funded Projects.

“New Transfer Price” shall have the meaning ascribed to it in Section 4.1(c).

“Permitted Assignees” shall have the meaning ascribed to it in Section 12.2(a).

“Person” means an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

“Phase 4 Project” means each of the designated Funded Projects set forth on Exhibit F under the title “Phase 4 Projects.”

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Phase 4 Project Milestone” means the date on which annual production volume of Sets and RBC Sets is [ * ].

“Plasma Disks” means sintered porous plastic adsorbent disks designed for the pathogen inactivation system for plasma.

“Plasma Sets” means disposable processing sets for inactivation of pathogens in plasma components of blood, containing S-59.

“Platelet Sets” means disposable processing sets for the inactivation of pathogens in platelet components of blood, containing S-59.

“Platelet Wafers” means sintered porous plastic adsorbent wafers designed for the pathogen inactivation system for platelets.

“Proceedings” shall have the meaning ascribed to it in Section 11.3(d).

“Product Specifications” means the specifications for the Platelet Sets, the Plasma Sets and RBC Sets (as described in Section 2.1(b)), and as modified from time to time pursuant to Section 2.2 and Article 6. The Product Specifications for Components will be the applicable specifications for Components included within the Product Specifications mentioned above in this definition, or if such do not exist for any Component, then specifications to be developed by the Parties for such Component.

“PPI” shall have the meaning ascribed to it in Section 4.1(e).

“Quality Agreement” means that certain quality agreement dated 2 April 2012 and amended as of 7 April 2014, which agreement shall be amended and restated by the parties no later than November 30, 2015. Upon execution, “Quality Agreement” shall thereafter mean such amended and restated quality agreement.

“QSRs” shall have the meaning ascribed to it in Section 2.2(d).

“RBC Filter Set” means a disposable set for the sterile delivery of red blood cells, GSH and S-303 for the pathogen inactivation system for red blood cells.

“RBC Processing Set” means a disposable set for the mixing, incubation and storage of red blood cells for the pathogen inactivation system for red blood cells.

“RBC Sets” means disposable processing sets for the inactivation of pathogens in red blood cell components of blood, containing GSH, S-303, an RBC Filter Set and an RBC Processing Set.

“Regulatory Approval” means, for a particular country or regulatory jurisdiction, all approvals

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

from the applicable Regulatory Authority required for the commercial marketing or sales of the Manufactured Products in such country, along with satisfaction of any related applicable regulatory requirements

“Regulatory Authority” means any regulatory authority or entity having the responsibility, jurisdiction, and authority to approve or regulate the manufacture, use, importation, packaging, labeling, marketing and sale of the Manufactured Products in any country or regulatory jurisdiction, including without limitation the United States and the European Union.

“Remainder Term” shall have the meaning ascribed to it in Section 4.1(d).

“Renewal Term” shall have the meaning ascribed to it in Section 7.1(a).

“S-303” shall mean the raw material S-303:2HCL powder used for the inactivation of pathogens.

“S-59” means the raw material amotosalen HCl, a component of Platelet Sets and Plasma Sets.

“Second Facility” shall have the meaning ascribed to it in Section 2.2(c).

“Sets” means the Platelet Sets and the Plasma Sets.

“Steering Committee” shall have the meaning ascribed to it in Section 4.3.

“Supply Disruption” means any event the consequence of which is Fresenius Kabi is unable to fulfill Cerus’ reasonable purchase orders for a period in excess of [ * ] days, except to the extent that such disruption is due to Cerus’ failure to deliver any Cerus-Supplied Material that is required for the manufacture of the applicable Manufactured Product.

“Term” shall have the meaning ascribed to it in Section 7.1(a).

“Territory” means all countries in the world, except the APAC Countries or elsewhere where local or regional manufacturing is needed to obtain product registrations or sales.

“Third Party Changes” shall have the meaning ascribed to it in Section 2.2(a).

“Transfer Price” shall have the meaning ascribed to it in Section 4.1(a).

“Unfunded Projects” shall have the meaning ascribed to it in Section 4.4(b).

“Warranty Period” shall have the meaning ascribed to it in Section 3.1(e).

“Work Order” means a written, signed order for the performance by Fresenius Kabi of mutually-agreed services. A Work Order shall include a scope of work, a project budget and a payment schedule. All Work Orders shall be deemed to be incorporated into this Agreement and governed by its terms and conditions.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 2

Manufacturing and Supply

Section 2.1 Manufacturing Services.

(a) General. Fresenius Kabi will, during the term of this Agreement, manufacture Manufactured Products for Cerus on the terms set forth below all in accordance with the Product Specifications (collectively, the “Manufacturing Services”) in a professional and efficient manner and in accordance with the terms and conditions of this Agreement and the Quality Agreement.

(b) Product Specifications for Platelet and Plasma Sets. As of the Effective Date, the Product Specifications for the Platelet Sets and Plasma Sets are listed on Exhibit A and Exhibit B, respectively, to this Agreement. The Product Specification for the RBC Sets shall be subsequently added by amendment hereto and set forth on Exhibit C.

(c) Business Continuity Plan. On or prior to December 1st of each calendar year during the Term, Fresenius Kabi shall provide Cerus with a report on manufacturing capacity at the Facility for the following [ * ] based on the “optimistic” and “base case” forecasts provided by Cerus pursuant to Section 2.4, and a business continuity plan setting forth its ability to provide Manufactured Products during the remainder of the Term (collectively, the “Business Continuity Plan”). The Business Continuity Plan effective as of the Effective Date has been provided to Cerus concurrently herewith.

Section 2.2 Change Requests.

(a) Product Specifications; Device Master Record. In the event that Cerus requests any changes to a Product Specification (including, without limitation, the addition of new product codes or changes made to comply with any requirement, order or instructions by any Regulatory Authority), Fresenius Kabi will perform and complete such requests in a timely fashion. Fresenius Kabi will not unreasonably withhold or delay its approval to any requests of Cerus to change Product Specifications. Any changes to the Product Specifications or Device Master Record must be reviewed and approved under Fresenius Kabi and/or Cerus change control procedures. Fresenius Kabi will make no changes to the Device Master Record for the Manufactured Products without the prior written approval of Cerus. The parties acknowledge certain changes are caused by third-party suppliers (“Third Party Changes) and are thus outside the scope of Fresenius Kabi’s control. Fresenius Kabi shall give Cerus at least [ * ] days’ notice of any such Third Party Changes, provided such third party gave sufficient notice to Fresenius Kabi. If, due to circumstances beyond Fresenius Kabi’s control, Fresenius Kabi is required to qualify a new third-party supplier, it will so notify Cerus and the Parties will confer on the determination of and terms of agreement with such new third-party supplier. Except for such changes as may be contemplated by the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, allocation of costs for such changes is further described in Section 4.4(a).

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Product Development; Product Improvements; Prototypes. Periodically, Cerus may request that Fresenius Kabi manufacture prototype development or clinical lots, or request additional validation or qualification activities to obtain Regulatory Approval. Fresenius Kabi will manufacture and supply prototype or clinical lots of the Manufactured Products, as Cerus may reasonably require in connection with any changes to Product Specifications. Subject to Article 6, allocation of costs for such changes shall be allocated in accordance with Section 4.4(b).

(c) Changes in Manufacturing Location. The Fresenius Kabi facility in La Châtre, France shall be the primary manufacturing site and product development support center for the Manufactured Products (the “Facility”). Fresenius Kabi will not make any change in its manufacturing location without Cerus’ prior written consent, which consent will not be unreasonably withheld or delayed, and, in any event, will not change any location until the new location is fully-qualified and licensed with each applicable Party’s regulatory group for the manufacture of the Manufactured Products for sale or clinical testing. Changes in manufacturing location include changes in manufacturing location for raw materials, components, subassemblies, or finished goods; changes in location or subcontractor for sterilization processes; and changes in chemical and physical facilities. In the event that annual production volumes for a Manufactured Product reach [ * ] or more of the maximum annual production capacity for the Facility, as set forth in the Business Continuity Plan Fresenius Kabi shall identify and qualify a second Fresenius Kabi facility with ISO 13485 certification and an FDA establishment license for the manufacture of the applicable Manufactured Product, which second facility shall have low overhead and labor costs associated with the manufacture of goods (the “Second Facility”). The transfer pricing for Manufactured Products manufactured at such Second Facility shall be subject to mutual agreement by the Parties based on good faith discussions, taking into account Fresenius Kabi’s costs and cost savings, the effects of any efficiencies realized as a result, any amortization of capital equipment costs incurred and contemplated by Section 4.4(c) hereof, and such other factors as may be reasonably relevant; provided, however, in no event shall such prices exceed those as set forth on Exhibit D-1. Allocation of costs for any such changes is further described in Section 4.4(c).

(d) U.S. FDA Compliance. Upon Cerus’ written request, Fresenius Kabi agrees to review and modify, as may be necessary, and maintain its existing manufacturing facilities and quality systems to be compliant with FDA quality system requirements (“QSRs”) and cGMP. In the event of a modification to meet QSRs, cGMP and standards applicable to the United States, Europe or APAC Countries (if applicable), Fresenius Kabi will review and modify its existing manufacturing facilities in agreement with Cerus. Allocation of costs for such changes is further described in Section 4.4(d).

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) Plastics. Cerus understands that Fresenius Kabi may receive, from time-to-time, “Supplier Notice of Change” notifications from Baxter for any of the formulations for the key plastics used in the Platelet and Plasma Sets manufactured by Baxter. No such changes, however, shall cause the Manufactured Products to fail to meet any regulatory requirements. Except for such changes as may be contemplated by the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, allocation of costs for such changes is further described in Section 4.4(e).

(f) Work Order. In the event Cerus requires Fresenius Kabi to perform any work pursuant to this Section 2.2, the Parties shall enter into a Work Order for the performance by Fresenius Kabi of such mutually-agreed services. Such services may include, but are not limited to, the conduct of annual stability studies and additional testing of Manufactured Products beyond the scope currently set forth in this Agreement and the Quality Agreement.

Section 2.3 Supply and Purchase Commitments.

(a) Subject to Cerus’ supply of (a) Platelet Wafers, Plasma Disks and S-59 for the Sets and (b) S-303, GSH, RBC Filter Sets and RBC Processing Sets for the RBC Sets, during the Term of this Agreement, Fresenius Kabi shall supply Cerus with Manufactured Products within the delivery times required under Section 2.4. Cerus shall purchase Manufactured Products from Fresenius Kabi as set forth in Section 2.5.

(b) Cerus shall purchase the following:

(i) Except as set forth in this subsection “(i)”, Cerus shall purchase [ * ] of its requirements for Sets for the Territory from Fresenius Kabi; provided, however, Cerus may purchase [ * ] of Sets from a third party [ * ]; provided further, Cerus shall be permitted to purchase Sets from a qualified third party supplier as cover for commercial purposes in the event of a Supply Disruption.

(ii) Except as set forth in this subsection “(ii)” and subsection “(iii)” below, and subject to successful completion of the activities required by Items “15 and 23” of the Funded Projects list in Exhibit F and as developed and defined by the Parties pursuant to Article 6 below, Cerus shall purchase [ * ] of its requirements for RBC Sets for the Territory from Fresenius Kabi; provided, however, Cerus may purchase [ * ] of RBC Sets from a third party [ * ]; provided further, Cerus shall be permitted to purchase RBC Sets from a qualified third party supplier as cover for commercial purposes in the event of a Supply Disruption.

(iii) Except as set forth in this subsection “(iii)”, and subject to successful completion of the activities required by Items “15 and 23” of the Funded Projects as developed and defined by the Parties pursuant to Article 6 below, Cerus shall purchase [ * ] of its requirements for [ * ] for the Territory from Fresenius Kabi, except to the prohibited by existing contractual obligations; provided, however, Cerus may purchase [ * ] of [ * ] from a third party [ * ]; provided further, Cerus shall be permitted to purchase [ * ] from a qualified third party supplier

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as cover for commercial purposes in the event of a Supply Disruption. For clarity sake, it is understood by the Parties that Cerus currently has a contractual obligation to a third-party supplier for the manufacture and supply of at [ * ] of Cerus’ annual total requirements for such [ * ] in the [ * ], provided such requirements do not exceed such third-party supplier’s production capacity, and in the case of the [ * ], that Cerus has not implemented an [ * ]. It is further understood by the Parties that Cerus is party to a development agreement for such [ * ] and, upon validation and approval of such [ * ], the manufacture and supply of such [ * ] will be subject to certain purchase requirements currently being negotiated by Cerus and such potential third-party supplier. Any rights by Fresenius Kabi to manufacture, and obligations by Cerus to purchase, such [ * ] shall be subject to the rights and obligations with respect thereto to be set forth in the definitive manufacturing and supply agreement Cerus enters into with such third party supplier. It is further understood and agreed by the Parties that, in connection with any renewal rights Cerus may have with respect to extending the initial term of the applicable definitive agreements for the manufacture and supply of the [ * ], Cerus shall [ * ]. Fresenius Kabi shall thereafter [ * ] and Cerus shall [ * ]; provided, however, that [ * ].

Section 2.4 Forecasts.

In order to assist Fresenius Kabi in its production planning of Manufactured Products for Cerus, Cerus will provide to Fresenius Kabi during the Term of this Agreement a [ * ] forecast by product code, of which the first [ * ] will constitute firm purchase orders for Platelet Sets, Plasma Sets and RBC Sets, and of which the first [ * ] will constitute firm purchase orders in the case of Components ordered separately. With respect to the Sets, the [ * ] variation for the [ * ] constituting a firm purchase order shall not be greater than [ * ] of the average quantities ordered for the applicable Set in the preceding [ * ] period unless otherwise agreed to by the Parties. Cerus agrees that these forecasts will include consideration of obligations for supply of products to meet the forecasts of any third party distributors or other third parties. Additionally, during the third quarter of each calendar year, Cerus shall provide to Fresenius Kabi an “optimistic” volume forecast and a “base case” volume forecast, for the following [ * ]. “Optimistic” volume forecast shall be used for manufacturing capacity assessment and discussion of manufacturing capacity planning between the Parties based on such assessment and shall be taken into account in the Business Continuity Plan. Monthly meetings with Fresenius Kabi and Cerus representatives shall be held at a mutually agreeable time to discuss production planning and inventory management, including, but not limited to, volume forecasts provided pursuant to this Section 2.4, as well as Fresenius Kabi’ demand forecasts for Cerus-Supplied Materials for the succeeding [ * ] period.

Section 2.5 Purchase Orders.

The firm purchase orders in each rolling forecast described in Section 2.4 above will constitute a binding obligation on the part of Cerus to purchase such Manufactured Products regardless of whether Cerus has a need for such Manufactured Products at the time of delivery and such purchase obligation will not be relieved for longer than a [ * ] period, except on account

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of any force majeure event or the unavailability of Cerus-supplied materials that may arise subsequent to the date the purchase order is placed. The terms and conditions of this Agreement will be controlling over any terms and conditions included in any purchase order form used in ordering Manufactured Product. Any term or condition of any purchase order, invoice, packing slip, quotation or other document delivered by either Party incident to the purchases hereunder that is in addition to, different from or contrary to the terms and conditions of this Agreement will be void, unless the Parties otherwise agree by a separate written agreement.

Section 2.6 Delivery; Shipment; Invoices.

(a) All Manufactured Products supplied under this Agreement will be delivered by Fresenius Kabi to Cerus’ designated carrier at the Facility (FCA, La Châtre, France INCOTERMS 2010). Title and risk of loss passes to Cerus when the Manufactured Product has been received by Cerus’ designated carrier at such designated location. Fresenius Kabi shall issue invoices at the time of release by Fresenius Kabi QA for delivery to Cerus, and Cerus shall pay said invoices within [ * ] days thereof. Disputed invoices are to be resolved expeditiously and in good faith by the Parties. Fresenius Kabi shall cause to be delivered all Manufactured Products according to the [ * ] firm purchase orders ([ * ] firm purchase orders for Components, if ordered separately) made by Cerus pursuant to Section 2.4 of this Agreement.

(b) Fresenius Kabi shall include a packing list in each shipment of the Manufactured Products providing the following information: (1) Cerus purchase order number; (2) Fresenius Kabi Components Code; and (3) Quantity. Fresenius Kabi shall also mail a copy of each packing list to Cerus for each shipment at the time of shipment. Fresenius Kabi shall provide to Cerus a certificate of compliance for each lot of Manufactured Products shipped.

(c) All Manufactured Product shall have a shelf life at the time of release by Fresenius Kabi QA for receipt by Cerus’ designated carrier pursuant to Section 2.6(a) above of not less than the maximum shelf life (as set forth in the applicable Product Specification) less [ * ] or, with respect to Manufactured Products reprocessed pursuant to Section 7.9 of the Quality Agreement, [ * ].

(d) Within [ * ] of receipt of Product Release Records (as defined in the Quality Agreement between the Parties) for Manufactured Products, Cerus will complete a review to identify any variations from the Product Specifications referenced on the relevant exhibit to this Agreement. If Cerus delivers such notice of variation from Product Specifications within such [ * ] period, Cerus shall promptly make available to Fresenius Kabi for examination and testing, at the expense of Fresenius Kabi, the Manufactured Products in the rejected shipment. Cerus will work with Fresenius Kabi to determine if the identified variations from Product Specifications can be clarified or resolved. If the parties are unable to agree on whether said Manufactured Products meet the Specifications, samples of the same shall be provided to an independent qualified third party acceptable to both Cerus and Fresenius Kabi for such evaluation. The decision of said third party shall be binding on both parties. In the event the Manufactured Product is found to not meet Specifications, Fresenius Kabi shall, at Fresenius Kabi’s expense,

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

either (i) credit Cerus for the amount of such non-conforming Manufacturing Products for which Cerus has previously paid Fresenius Kabi, or (ii) promptly provide replacement Manufactured Products that meet the Product Specifications.

Article 3

Warranty

Section 3.1 Warranty.

(a) Each Party represents and warrants to the other as follows:

(i) As of the Effective Date, all corporate action necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken;

(ii) As of the Effective Date, the execution, delivery and anticipated performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction or provision or agreement or instruction binding on or affecting it or any of its assets;

(iii) As of the Effective Date, its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, regardless of whether enforcement is sought in a proceeding in equity or at law); and

(iv) To the knowledge of the Parties as of the Effective Date, no consents, waivers, approval or authorizations of any third party, other than the Regulatory Authorities in other countries in the Territory, are required for such Party to perform any of its obligations under this Agreement.

(b) Fresenius Kabi represents and warrants that, upon shipment and for a [ * ] period from the date of production of each Manufactured Product (or for the shelf-life of the Manufactured Product, if such period is longer) (the “Warranty Period”), Manufactured Products will meet the then-current Product Specifications, and be free from defects in material, workmanship and title, provided Manufactured Products are stored according to label copy and are used according to label instructions; provided, however, for the avoidance of doubt, said warranty shall not apply to failures caused by the design of the Products (except to the extent that such design was based on input from Fresenius Kabi) nor by Cerus-Supplied Materials.

(c) Subject to Section 2.2(d), Fresenius Kabi represents and warrants that its manufacturing facilities used to provide Manufactured Products hereunder meet the QSRs, cGMP and standards applicable as required to meet the Product Specifications.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.2 Disclaimer of Warranties. With respect to the subject matter of this Agreement, the warranties granted in Section 3.1 are exclusive and are offered in LIEU OF ALL IMPLIED OR STATUTORY WARRANTIES (INCLUDING WITHOUT LIMITATION, WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE) or any other express or implied warranties or representations.

Section 3.3 Remedies. If any item manufactured by Fresenius Kabi or its subcontractors shall prove defective in material and/or workmanship within the Warranty Period, Cerus shall notify Fresenius Kabi in writing of such defect or noncompliance as soon as reasonably practicable, but in any event within [ * ] of Cerus’ discovery of such defect or noncompliance, and Fresenius Kabi shall replace said item. The Warranty Period for such replaced item shall be as set forth in Section 3.1(b) of this Agreement. Fresenius Kabi shall have no responsibility if (a) such item has been improperly stored by Cerus or used outside of label instruction by Cerus, its agents or customers or (b) the defect or noncompliance is due to an act or omission by Cerus or its third-party suppliers as relating to (i) with respect to the Sets, the Platelet Wafers, Plasma Disks, S-59 or INTERCEPT Illuminator devices, (ii) with respect to the RBC Sets, the RBC Filtering Sets, RBC Processing Set [ * ], S-303 or GSH; or (iii) any other Cerus- Supplied Materials. The foregoing shall be Fresenius Kabi’s sole and exclusive liability and Cerus’ sole and exclusive remedy for any breach of contract action arising out of any such defect, except with respect to each Party’s indemnification obligations as set forth in Article 11, provided that Fresenius Kabi shall remain responsible to carry out its obligations under the Quality Agreement.

Article 4

Payments; Audit; Steering Committee

Section 4.1 Compensation for Manufacturing Services.

(a) Transfer Pricing for Sets. The [ * ] transfer price at which the Sets will be invoiced to Cerus (the “Transfer Price”) for the Current Pricing Term shall be determined based upon the [ * ]. The Transfer Price [ * ] is set forth on Exhibit D-1 and includes the “Cerus Transfer Price” for the Cerus-Supplied Materials as set forth in Exhibit D-2.

(b) Transfer Pricing for Cerus-Supplied Materials. Cerus shall invoice Fresenius Kabi for the Cerus-Supplied Materials at the “Cerus Discounted Transfer Price” for the applicable contract year, as set forth in Exhibit D-2, which amount includes a discount equal to a conversion loss allowance of [ * ]% for the Current Pricing Term. For the Remainder Term, the conversion loss allowance will be reduced to reflect a reduced allowance mutually agreed upon by the Parties during the Negotiation Period based on the Conversion Loss Reduction Plan (as defined in Section 4.2(b)). Cerus may, in its sole discretion, amend the Cerus Transfer Price as shown on Exhibit D-2 during the Term of this Agreement, which amendment shall result in an automatic corresponding adjustment to the Cerus Discounted Transfer Price and the Transfer Price for Platelet Sets and/or Plasma Sets, as applicable, to reflect the impact of such amendment.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Transfer Pricing for New Manufactured Products. The initial transfer price for the RBC Sets, or any Components or New Product to be manufactured and supplied by Fresenius Kabi that is not manufactured and supplied by Fresenius Kabi to Cerus as of the Effective Date, shall be negotiated in good faith by the Parties and shall be set at an amount equal to [ * ] percent ([ * ]%) of the Cost of Goods for the applicable product (the “New Product Transfer Price”); provided however, that the pricing for Intersol Solution shall be in accordance with Section 18 of the Commercialization Agreement. Such New Product Transfer Price shall be fixed for a period of [ * ] years. Thereafter, adjustments to the New Product Transfer Price of such product shall be done in accordance with Sections 4.1(d) and (e) below. Further, the Parties shall negotiate in good faith discounted transfer pricing for such Components or New Products based on [ * ] consistent with the [ * ] set forth on Exhibit D-1. In order to verify the Cost of Goods comprising the New Product Transfer Price pursuant to this Section 4.1(c), Fresenius Kabi shall provide to Cerus a written report of the calculation of the Cost of Goods for the applicable product at least [ * ] days prior to the commencing manufacture of such Components or New Products, as applicable. Cerus shall have the right to cause an independent, certified public accounting firm selected from among the “Big 4” nationally recognized accounting firms, or such other firm of national standing that is reasonably acceptable to Fresenius Kabi to audit Fresenius Kabi’ records relating to the Cost of Goods for such product to confirm the amount of the costs and expenses reflected in such report. The accounting firm shall be obligated to keep in strict confidence his findings also vis-à-vis Cerus and will inform Cerus and Fresenius Kabi only about whether or not the calculation of the applicable New Product Transfer Price has been correct and the amount, if any, of the deviation from the charged New Product Transfer Price. Cerus shall bear the full cost of such audit unless such audit discloses an over-charging by Fresenius Kabi of [ * ] percent ([ * ]%) or more, in which event Fresenius Kabi shall bear the costs of such audit.

(d) Pricing Negotiation for New Pricing Terms. Pricing discussions with respect to the Transfer Price to be in effect for each calendar year beginning with [ * ] through the remainder of the Initial Term (the “Remainder Term”) shall begin no later than [ * ], and the parties shall negotiate the new Transfer Price for such Remainder Term in good faith, which new Transfer Price shall take effect beginning [ * ]. Pricing discussions with respect to the Transfer Price to be in effect for any Renewal Term shall be no later than September 1st of the calendar year preceding each such Renewal Term and shall be subject to the good faith negotiation of the Parties with respect thereto.

(e) Transfer Pricing for New Pricing Term. New transfer pricing for any New Pricing Term shall take into account [ * ]; provided, however, any cost increase or decrease in raw materials or other components supplied by Fresenius Kabi, including, but not limited to, adjustments as a result of any change in the Product Specification or manufacturing lot size for a Manufactured Product, shall result in [ * ] corresponding increase or decrease, as applicable, in the Transfer Price. In the event the Parties are not able to reach agreement on the new Transfer

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Price for a given New Pricing Term within the period from September 1st through December 31st of the calendar year preceding such New Pricing Term (the “Negotiation Period”), the new Transfer Price for the applicable New Pricing Term will be equal to [ * ]. In such event, the Parties shall continue to attempt to reach agreement, and any such agreed Transfer Price shall be [ * ] made during the applicable New Pricing Term (and an invoice or credit issued as appropriate).

Section 4.2 Cost Calculations

(a) Raw Material Cost Changes. Cerus understands and acknowledges that Fresenius Kabi has supply agreements for key plastics used in the Platelet and Plasma Sets, and that such agreements may result in raw materials cost changes, such cost changes to be passed through to Cerus as adjustments to the Fresenius Kabi Transfer Price to the extent provided in Section 4.1 of this Agreement.

(b) Conversion Loss. Fresenius Kabi shall use commercially reasonable efforts to continually reduce conversion loss and rework for Manufactured Products and Cerus-Supplied Materials. For the purpose of this Agreement, “conversion loss” shall include losses due to quality control testing and scrap of excess or non-conforming Manufactured Products. During the Current Pricing Term, the Parties will jointly prepare a development plan to reduce such conversion loss and rework for Manufactured Products and Cerus-Supplied Materials (the “Conversion Loss Reduction Plan”).

(c) Scrap. Cerus agrees to pay [ * ] of scrap charges for excess materials, such as obsolete labels and instructions for use (“IFUs”) arising from changes in Manufactured Products Specifications. Fresenius Kabi will promptly notify Cerus of the nature and amount of such scrap charges and invoice Cerus accordingly.

Section 4.3 Steering Committee.

(a) The Parties shall establish a Joint Steering Committee comprised of an equal number of representatives from Fresenius Kabi and Cerus (the “Steering Committee”), which members shall initially be the individuals identified on Exhibit E. The Steering Committee shall meet at least twice per calendar year and shall have primary responsibility for providing oversight with respect to: (i) execution of the Business Continuity Plan; (ii) the overall stability and long-term viability of the Facility for purposes of enabling Cerus to evaluate its rights and obligations under [ * ]; (iii) [ * ] upon termination or expiration of Cerus’ contractual commitments as described in Section 2.3(b) and (iv) the preparation of detailed project plans, including scope, roles and responsibilities, prioritization and timelines with respect to the Funded Projects.

(b) In addition to the responsibilities set forth in Section 4.3(a), the Steering Committee shall meet at least twice per calendar year to perform the following tasks:

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) Review and prioritize cost reduction initiatives, at which time, Cerus and Fresenius Kabi shall identify projects for implementation (if any), and estimate and allocate related costs (including, but not limited to, engineering time, operating and capital expenses), and risks and benefits.

(ii) Review and prioritize New Products and product improvements, and anticipated changes.

(c) In the event that the Steering Committee is unable to reach a decision on any matter after [ * ] business days, the decision will be escalated to the Chief Executive officer of Cerus and the designated member of the Management Board of Fresenius Kabi (together, the “Business Heads”), who will have an additional [ * ] business days to reach a mutually agreeable decision. If the Business Heads are unable in good faith to reach resolution, the Parties shall submit the issue to an independent third party jointly selected by the parties for resolutions. The parties shall jointly bear the costs, if any, of such third party.

(d) For the avoidance of doubt, and subject to Section 2.2, (i) Fresenius Kabi shall be able, without Cerus’ consent (or Steering Committee involvement), to implement any projects or other process improvements that do not affect product specifications or registrations, provided that such projects or process improvements do not result in an increase in pricing, and (ii) Cerus shall not unreasonably withhold or delay its consent to initiate any projects or other process improvements that affect product registrations, provided that such projects or process improvements shall not be implemented without Cerus’ consent and approval until any required Regulatory Approvals are obtained.

(e) For the avoidance of doubt, and subject to Sections 2.2 and 6.2, (i) Cerus shall be able, without Fresenius Kabi consent (or Steering Committee involvement), to implement any projects or other process improvements, provided that the parties shall negotiate in good faith any adjustment to pricing that may result from such projects or process improvements, and (ii) Fresenius Kabi shall not unreasonably withhold or delay its consent to any new products or product design changes.

Section 4.4 Change Requests; Capital Expenditures.

(a) Product Specifications. Except for such changes as may be contemplated by the Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, in the event of any change in Product Specifications under Section 2.2, Fresenius Kabi will not be required to perform any work with respect to such change until the Parties reach written agreement on the scope of the additional work, the roles and responsibilities of the Parties with respect to the execution of such change, the allocation of expenses and the change in Transfer Price.

(b) Product Development; Product Improvements; Prototypes. Except as to the

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Funded Projects set forth on Exhibit F, the terms of which are governed by Section 6.1, at Cerus’ request, Fresenius Kabi will provide cost estimates for projected development work, including any development work related to any Future Products (the “Unfunded Projects”). Cerus will reimburse Fresenius Kabi on a time and material basis for pre-approved out-of-pocket expenses, engineering trials, prototype manufacturing for research and development (including costs of making changes or conducting activities described under Section 2.2(b)) and/or clinical trials, FTE support and materials) incurred in connection with such Unfunded Projects.

(c) Manufacturing Location. Fresenius Kabi will bear any and all costs of relocating and revalidating manufacturing equipment and facilities unless such relocation and validation is expressly requested by Cerus. Notwithstanding the foregoing, and subject to the limitations set forth in Section 2.2(c), Fresenius Kabi shall have the ability to amortize [ * ] of its capital equipment costs incurred in connection with establishing the Second Facility for the manufacture of the Manufactured Products, up to a maximum of [ * ]. Except as otherwise provided herein, any costs involved with any change in manufacturing relocation will not be included in the Transfer Price and will not increase the Transfer Price to Cerus over the Transfer Price that was then in effect as to any Manufactured Product that continues to be manufactured at the Facility.

(d) Compliance with U.S. FDA QSRs and cGMP. The costs of maintaining (as to the Facility) and establishing (as to the Second Facility) compliance with QSRs, cGMP and other regulatory standards for a Class III medical device pursuant to Section 2.2(d) will be borne by Fresenius Kabi.

(e) Plastics. Cerus understands that significant testing costs may be required for the qualification and submission of potential changes described in Section 2.2(e). Except as contemplated by the Funded Projects set forth on Exhibit F, Cerus agrees to fully fund any qualification and validation work required specifically for use of plastics in the Manufactured Products. Fresenius Kabi will fund the generic qualification and validation work that would be required for material changes required for use of such plastics in Fresenius Kabi products.

(f) Capital Expenditures. Except as provided in Sections 4.4(c) or (d), and except for (i) any cost of relocating manufacturing facilities, (ii) identifying and qualifying the Second Facility as contemplated by Section 2.3(c), (iii) providing sufficient capacity for Manufactured Products to Cerus and/or (iv) any costs contemplated by the Funded Projects, each of which will be Fresenius Kabi’s financial responsibility, any capital expenditure required exclusively to meet the changes requested by Regulatory Authorities will be paid for directly by Cerus. Any such capital assets paid for by Cerus (“Cerus Assets”) shall be purchased in Cerus’ name and be owned by Cerus. Fresenius Kabi shall be liable for all risk of damage to or loss of such Cerus Assets while in the possession or control of Fresenius Kabi, ordinary wear and tear excepted. Fresenius Kabi shall tag all such Cerus Assets in its possession or control with appropriate indicators that they are owned by Cerus, and shall ensure that no third party acquires any security interest in the Cerus Assets while they are in the possession or control of Fresenius Kabi. All Cerus Assets in the possession or control of Fresenius Kabi shall be returned to Cerus upon the termination of this Agreement.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 4.5 Payment; Late Payment Charges. Cerus will pay any purchase price or payment for services due hereunder in Euros in the event Euros are the local currency of the manufacturing site or site of performance of services, and in U.S. Dollars in all other cases, unless the Parties otherwise agree in writing. Such payments shall be made within [ * ] days after the date of Fresenius Kabi’s invoice by check or wire transfer to a bank account designated in writing by Fresenius Kabi. Undisputed invoices not timely paid will be subject to a late payment charge of [ * ] percent ([ * ]%) per month, or the highest amount permitted by law, if lower.

Article 5

Cerus-Supplied Materials; PL-2410; Illuminators

Section 5.1 Cerus-Supplied Materials.

(a) Cerus shall have full management and control of the supply chain for certain Components (“Cerus-Supplied Materials”), including, but not limited to, specifications, qualification, change control, purchasing of certain raw materials, production planning and facility expansion, and OEM relationships with third party suppliers. Cerus shall have the right to enter directly into contractual arrangements with such third party suppliers for said purposes. Any agreement with third party suppliers designated as such by Cerus (as of the Effective Date, [Grifols S.A., Biomedica Foscama Group S.p.A., Albany Molecular Research, Inc., Baxter Oncology GmbH,] The Purolite Company, Powdersize, Inc., and Porex Corporation) shall provide for the release of Cerus-Supplied Materials according to Cerus specifications. Cerus shall have the responsibility to resolve technical issues with third party suppliers related to the supply of Cerus-Supplied Materials. The Parties acknowledge that Cerus has had, and agree that Cerus shall continue to have, full management and control of the supply chain for S-59, including, but not limited to, specifications, qualification, change control, forecasting, purchasing and development studies. For all Components manufactured by Fresenius Kabi, the responsibilities set forth in in this Section 5.1(a) with respect to the management and control of the supply chain for such Components shall be borne by Fresenius Kabi. This Section supersedes Section 15(d) of the Commercialization Agreement.

(b) During the Current Pricing Term, Fresenius Kabi agrees to purchase from Cerus and store Cerus-Supplied Materials at a level of inventory of [ * ], based on third party supplier lead times and [ * ] forecasts provided by Cerus. During the Negotiation Period, the Parties will mutually agree upon an appropriate inventory level for the applicable New Pricing Term.

(c) Once released, Fresenius Kabi shall arrange for shipment of any Cerus-Supplied Materials from the applicable third party manufacturer’s facilities to Fresenius Kabi’s receiving facility. Fresenius Kabi shall be the importer of records for import of any Cerus-Supplied Materials into the European Union and for VAT purposes. As such, Fresenius Kabi shall be responsible for preparing and filing documentation, and paying related fees, as required by

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

applicable laws, rules and regulations, to import such goods in the European Union. Fresenius Kabi will notify Cerus upon (i) receipt of each shipment of Cerus-Supplied Materials; and, (ii) upon completion of acceptance testing for such Cerus-Supplied Materials, as applicable. Title to Cerus-Supplied Materials shall transfer to Fresenius Kabi upon receipt of such Cerus-Supplied Materials from the applicable third party manufacturer’s facilities.

Section 5.2 PL-2410. Fresenius Kabi agrees to continue to supply Cerus PL-2410 resin (or alternate resin once qualified) for use in the production of Platelet Wafers.

Section 5.3 Illuminators. Cerus shall take full management and control of the supply chain for INTERCEPT Illuminator devices, including, but not limited to, OEM relationships, inventory, obsolescence planning and change control, and Cerus shall have the right to enter directly into contractual arrangements with third party suppliers (such as Nova Biomedical Corporation) for the supply and manufacturing of such devices. Cerus shall continue to have the responsibility for field service, resolving technical issues with third party suppliers related to the supply and manufacturing of INTERCEPT Illuminator devices. This Section supersedes Section 15(e) of the Commercialization Agreement.

Section 5.4 Inspection of physical inventory. During the Term, and no more than twice a year or for cause, Cerus shall have the right to conduct a physical inspection and reconciliation of Cerus owned Manufactured Products and inventory, at the Facility and during normal business hours, in order to ascertain or verify the number and description of Manufactured Products held by Fresenius or in the process of being manufactured. Cerus shall endeavor to give Fresenius at least [ * ] days’ notice prior to arrival for such physical inspection. Fresenius shall use commercially reasonable efforts to cooperate with Cerus in the inventory inspection.

Article 6

Funded Projects; Future Products

Section 6.1 Funded Projects.

(a) To further the collaboration between the Parties, the Parties agree to undertake the development of the Funded Projects according to the phasing and as otherwise set forth in Exhibit F and Section 6.1(d) below. Each Party shall use its commercially reasonable efforts to successfully complete the Funded Projects, including obtaining the necessary product registrations and Regulatory Approvals. The Parties may subsequently identify additional Funded Projects, which Additional Funded Projects must be mutually agreed upon and set forth in an amendment to this Agreement.

(b) Each Party shall appoint one or more contact persons to serve as project manager for the Funded Projects, which persons shall manage all aspects of the collaboration, including

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

development, validation and regulatory status and timelines, and means to reduce costs and increase efficiencies of both Parties. Cerus shall be responsible for developing the specifications and project codes for any New Products resulting from the Funded Projects, subject to Fresenius Kabi’ review and approval, which shall not be unreasonably withheld or delayed. Fresenius Kabi shall be responsible for managing meetings and taking meeting minutes to document the progress of the Funded Projects, which minutes shall be jointly reviewed and approved.

(c) Fresenius Kabi agrees to fully fund the Funded Projects, including, but not limited to, any facility costs, capital expenditures, labor and equipment costs, material costs, costs associated with producing prototype, clinical and registration lots, costs associated with any required manufacturing validation studies, and costs associated with design verification studies related to the physical products, such as biocompatibility, stability, aging, packaging, distribution, functionality, and integrity studies, in each case to the extent reasonably attributable to such Funded Projects (the “Funded Development Costs”). Notwithstanding the foregoing, Cerus agrees to contribute [ * ] towards the Funded Development Costs, payable as follows: (i) [ * ] shall be payable on [ * ], and (ii) [ * ] shall be payable on [ * ]. For the avoidance of doubt, nothing in this Agreement including this Section 6.1 shall require Fresenius Kabi to pay or reimburse any costs of or expenses incurred by Cerus in relation to Funded Projects for in vitro or clinical verification and validation studies of the products for their intended use of ex vivo treatment of blood components intended for transfusion or for any samples of Manufactured Products provided to Cerus’ customers.

(d) It is understood and agreed by the Parties that the Phase 4 Projects will be initiated upon achievement of the Phase 4 Project Milestone. Notwithstanding the foregoing, Fresenius Kabi agrees to complete and provide to Cerus a feasibility assessment and project plan with respect to each of the Phase 4 Projects by the date indicated for such Phase 4 Project in Exhibit F.

Section 6.2 Future Products.

(a) From time to time the Parties may collaborate on the development of new products not contemplated by the Funded Projects set forth on Exhibit F (“Future Products”). Each Party agrees to use its commercially reasonable efforts to successfully complete any development and validation work required to obtain the necessary product registrations and Regulatory Approvals with respect to such Future Products.

(b) Each Party shall appoint one or more contact persons to serve as project manager for any Future Product under development, which persons shall manage all aspects of the collaboration, including development, validation and regulatory status and timelines, and means to reduce costs and increase efficiencies of both Parties. Cerus shall be responsible for developing the specifications and project codes for such Future Products, subject to Fresenius Kabi’ review and approval, which shall not be unreasonably withheld or delayed. Fresenius Kabi shall be responsible for managing meetings and taking meeting minutes to document the progress of such Future Products, which minutes shall be jointly reviewed and approved.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 7

Term; Termination

Section 7.1 Term.

(a) The term of this Agreement shall be from the Effective Date of execution through July 1, 2025, unless earlier terminated pursuant to Section 7.2 (the “Initial Term”). Upon expiration of the Initial Term, the term of this Agreement will automatically renew for additional successive two (2) year periods (each, a “Renewal Term” and together with the Initial Term, the “Term”) unless (i) either Party provides written notice of non-renewal (A) with respect to the Initial Term, at least two (2) years prior to the expiration of the Initial Term, and (B) with respect to any Renewal Term, at least one (1) year prior to the expiration of such Renewal Term, or (ii) such Renewal Term is earlier terminated pursuant to the terms of this Agreement or applicable law or regulation. If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to this Section 7.1, the terms and conditions of this Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event that either Party provides timely notice of its intent not to renew this Agreement, then, unless earlier terminated in accordance with its terms, this Agreement terminates upon the expiration of the Initial Term or the then-current Renewal Term, as applicable.

(b) Notwithstanding the termination provisions set forth in Section 7.1(a) or termination pursuant to Section 7.2, in the event that Cerus is materially impeded from manufacturing, or having third parties manufacture Manufactured Products due to Fresenius Kabi’s patents, know-how or materials, such as plastics, seals, connectors and sterilization, that have been excluded from the licenses to Cerus under the License Agreement, Fresenius Kabi will either (a) continue to supply to Cerus the specific items whose manufacture is impeded by such excluded rights for so long as Cerus requires such items, or (b) expand the license under the License Agreement so as to eliminate such impediment.

(c) Notwithstanding any other provision hereof, it shall be a precondition to termination of Fresenius Kabi’s obligations under this Agreement that Fresenius Kabi shall have furnished to Cerus all information to be provided under this Agreement and the Licensed Materials to be provided under the License Agreement (as such term is defined in the License Agreement) at least thirty (30) months prior to such termination. This provision is not intended to relieve Fresenius Kabi from any obligation stated herein or in the License Agreement to furnish to Cerus information and Licensed Materials sooner than such time.

Section 7.2 Termination. This Agreement may be terminated as follows:

(a) by Fresenius Kabi and Cerus upon their mutual agreement;

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) by Fresenius Kabi or Cerus upon a material breach of this Agreement by the other Party, provided, however, that the Party allegedly in breach shall be entitled to written notice of such breach and thirty (30) days to cure such breach (or such longer period as may be necessary if such Party has commenced curing such breach and is diligently proceeding to cure such breach) before the Agreement may be terminated; and

(e) by Fresenius Kabi or Cerus with written notice to take effect immediately upon receipt thereof by the other Party in the event that the Party receiving notice has filed for bankruptcy or is adjudged insolvent or has made an assignment for the benefit of creditors, or a receiver is appointed for its business or a voluntary or involuntary petition of bankruptcy is filed, or proceedings for the reorganization of the Party are instituted.

Section 7.3 Survival. The following provisions of this Agreement will survive any expiration or earlier termination of this Agreement: Sections 2.6, 3.1, 3.2, 3.3, 4.4, 4.5, 5.2, 7.1, 7.3, 8.1, 8.2, and Articles 9, 10, 11 and 12.

Article 8

Quality

Section 8.1 Manufacturing Quality. Fresenius Kabi shall perform the obligations in accordance with the Quality Agreement. All Manufactured Products shall be subjected to quality control inspections by Fresenius Kabi in accordance with Fresenius Kabi’s quality control standards and system and by Cerus to ensure adherence to the obligations set forth in the Quality Agreement.

Section 8.2 Adverse Information. Each Party will promptly notify the other Party following receipt of any information, including but not limited to any problems regarding the Manufactured Products or any information regarding any threatened or pending action that might affect the production or marketing of the Manufactured Products. Cerus, as holder of the regulatory approvals and marketing authorization for the Manufactured Products, shall be solely responsible to make a timely report of such matter as necessary to any Regulatory Authority or take other action that it deems to be appropriate or required under applicable law or regulation. Cerus shall determine the plan setting forth the appropriate actions for addressing any problems report with respect to any Manufactured Products and Fresenius Kabi will provide its full cooperation and attention with respect to carrying out such plan.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 9

Additional Covenants

Section 9.1. Acquisition of Residual Inventory. Upon the expiration or termination of this Agreement, Cerus shall purchase all existing inventory of Manufactured Products and Components, which shall include any or all work-in-process or raw materials to the extent specifically identified for Cerus. Notwithstanding the foregoing, Cerus shall have no obligation to purchase any such inventory to the extent that it exceeds Cerus’ forecasted requirements for the [ * ] period after such expiration or termination or fails to meet the applicable Product Specifications or the shelf-life requirement set forth in Section 2.6(c), with the exception of any inventory specifically requested by Cerus to be held, unless otherwise agreed in writing by the Parties.

Section 9.2 Technology Transfer and Technical Assistance. Subject to the terms and conditions of the License Agreement, in the event of (a) [ * ]; (b) Fresenius Kabi’s election to terminate this Agreement or (c) a Supply Disruption, Fresenius Kabi shall promptly transfer to Cerus all technical information pertaining to the manufacturing and quality testing of the Manufactured Products (including without limitation, Bills of Materials, SOPs for manufacturing quality assurance and quality control, design history files and batch records, and including HUD, CER, etc. documents, technical reports and regulatory submissions) and provide to Cerus technical experts to assist, consult and cooperate with technical personnel of Cerus or its manufacturing sublicensee in the design, production, inspection and maintenance of the Manufactured Products; provided, however, that any technical information transferred in connection with a Supply Disruption shall only be used for the limited purpose of meeting Cerus’ supply requirements for the duration of such Supply Disruption and any agreement with a qualified third party supplier having access to such technical information shall have a limitation on the use of such technical information consistent herewith. Cerus may make requests for technical assistance during the Term of this Agreement, however, not to exceed two such requests a calendar year and one such request for each manufacturing change Fresenius Kabi may introduce. Cerus has the rights to use such information provided by Fresenius Kabi in accordance with the terms of the License Agreement. Cerus shall pay the reasonable traveling, living and other related expenses of such technicians of Fresenius Kabi as agreed between the Parties, and Cerus shall pay for such services on an hourly rate (excluding travel time) equal to $[ * ] (US) per day per person. Fresenius Kabi shall arrange at the request of Cerus for the visit of Cerus’ technical personnel to the offices or plants or any other facilities of Fresenius Kabi for the study of manufacturing processes, practices, testing shipment and know-how used by Fresenius Kabi in the manufacture of the Manufactured Products as provided for under the License Agreement. In no event will Fresenius Kabi technicians be expected to meet or travel for Cerus to a country for which the U.S. Department of State has issued a travel advisory recommending U.S. citizens leave or avoid traveling to such country at that time.

Section 9.3 Compliance with Laws. Each Party will comply with all applicable laws, rules, ordinances and regulations of any governmental entity or Regulatory Authority governing the Manufacturing Services to be provided hereunder. No Party will take any action in violation

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of any applicable law, rule, ordinance or regulation that could result in liability being imposed on the other Party. Fresenius Kabi will comply at all times with then current ISO standards and then current Good Manufacturing Practices (cGMP) and maintain related certification, subject to Section 2.2(d).

Section 9.4 Relationship of the Parties. Fresenius Kabi shall and will remain at all times an independent contractor of Cerus in the performance of all Manufacturing Services hereunder. In all matters relating to this Agreement, each Party hereto will be solely responsible for the acts of its employees and agents, and employees or agents of one Party shall not be considered employees or agents of the other Party. No Party will have any right, power or authority to create any obligation, express or implied, on behalf of any other Party nor shall either Party act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations. Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the parties or persons referred to herein.

Section 9.5 Purchase of Equipment; Leasing of Facilities. In the event that [ * ], upon termination of Fresenius Kabi’s obligations under this Agreement and as long as Fresenius Kabi has no obligations for Manufactured Products to either Cerus or its successors or assigns, Cerus may elect to purchase any equipment, instruments, tools, ties and molds dedicated to the manufacturing of the Manufactured Products at a price to be negotiated by the Parties in good faith. Cerus may also elect to lease from Fresenius Kabi at a reasonable rental those portions of facilities dedicated to the manufacturing of the Manufactured Products.

Section 9.6 Milestone Payment. Cerus shall make a one-time, lump sum payment of [ * ] to Fresenius Kabi on December 31st of the earlier to occur of (a) the year in which [ * ] production volume [ * ] and (b) 2022.

Section 9.7 [ * ]

Section 9.8 Amendment to License Agreement. Effective as of the Effective Date, the license granted by the License Agreement shall be converted to a royalty-free license. For purposes of clarity, no royalties will be assessed with respect to Net Sales of Products (in each case, as defined in the License Agreement) occurring on or after the Effective Date.

Article 10

Confidentiality

Section 10.1 Confidential Information. All information and materials containing information provided by any Party to another relating to this Agreement, including but not limited to customer requirements, lists, preferences and methods of operation, the technology, any know-how, data, process, or technique of any Party relating to such Party’s products, and any research project, work-in-process, future development, scientific, engineering, or manufacturing information, know-how, designs, drawings, management information reports and

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

other computer-generated reports, financial information, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, and the business affairs of such Party, whether in oral, graphic or written form, as the case may be, are and shall be treated as confidential (“Confidential Information”). Among other things, Confidential Information shall include confidential or proprietary information or materials of third parties and the Parties’ respective Affiliates, that are in the possession of one of the Parties and provided pursuant to this Agreement.

Section 10.2 Obligations. Except as expressly authorized by prior written consent of the disclosing Party, the receiving Party shall:

(a)	limit access to any Confidential Information of the disclosing Party received by it to its, its Affiliates’, sublicensees’ and distributors’ employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the rights and obligations of the Parties hereunder, and who are under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein;

(b)	safeguard all Confidential Information of the disclosing Party received using a reasonable degree of care, but not less than that degree of care used by the receiving Party in safeguarding its own confidential information or material; and

(c)	use the Confidential Information of the disclosing Party only for the purposes and in connection with the performance of such Party’s obligations set forth in this Agreement.

Section 10.3 Exceptions to Confidentiality. Notwithstanding Section 10.2, the Parties’ obligations of confidentiality and non-use shall not apply to any particular information or materials that the receiving Party can demonstrate:

(a)	was, at the time of disclosure to it, in the public domain;

(b)	after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(c)	was received after disclosure to it from a third party who had a lawful right to disclose such information or materials to it;

(d)	was required to be disclosed to any regulatory body having jurisdiction over the receiving Party or any of its respective Affiliates, sublicensees or customers;

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	that disclosure is necessary by reason of applicable legal, accounting or regulatory requirements beyond the reasonable control of the receiving Party; or

(f)	is subsequently developed by the receiving Party independently of the information received from the disclosing Party.

In the case of any disclosure pursuant to Sections 10.3(d) or 10.3(e), to the extent practical, the receiving Party shall notify the disclosing Party in advance of the required disclosure and shall use commercially reasonable efforts to assist the disclosing Party in obtaining a protective order, if available, covering such disclosure. If such a protective order is obtained, such information and materials shall continue to be deemed to be Confidential Information.

Notwithstanding Section 10.2, Cerus shall have the right to disclose Confidential Information of Fresenius Kabi to its attorneys, accountants, actual or potential sources of financing, and actual or potential investors or acquirers under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein.

Section 10.4 Use of Certain Information. No Party shall, without the appropriate Party’s prior written consent, use the names, service marks or trademarks of another Party as trademarks or use such names, service marks or trademarks to suggest any affiliation, sponsorship, endorsement or recommendation. All employees, agents, representatives and consultants of each Party and its Affiliates and sublicensees shall be required to comply with the terms of this Section 10, and each Party, as applicable, shall be responsible for any breach thereof and the performance or non-performance of each such party.

Section 10.5 No Publicity. Except as required by law, no Party shall originate any news release or other public announcement relating to this Agreement or the terms hereof without the prior written approval of the other Party; provided, however that any Party to this Agreement may provide public information concerning this transaction to the extent necessary or appropriate to comply with applicable securities laws and/or customary corporate communications processes. Notwithstanding the foregoing, Fresenius Kabi and Cerus shall make a joint public announcement of the execution of this Agreement, in the form mutually agreed upon by the Parties, no later than five (5) business days following the Effective Date.

Section 10.6 Equitable Remedies. Each Party acknowledges that if it, its Affiliates or their respective employees, agents, representatives, or consultants breach (or attempt to breach) the obligations set forth in this Article 10, the other Party will suffer immediate and irreparable harm, it being acknowledged that legal remedies are inadequate. Accordingly, if a court of competent jurisdiction should find that any such Party has breached (or attempted to breach) any such obligations, such Party shall not oppose the entry of an appropriate order compelling performance by such Party and restraining it from any further breaches (or attempted breaches).

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 11

Indemnification; Insurance; Liability Limitation

Section 11.1 Indemnification.

(a) Intellectual Property Indemnification by Fresenius Kabi. Fresenius Kabi will, indemnify, defend and hold harmless Cerus and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Cerus, the “Cerus Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that Fresenius Kabi’s plastics, subassemblies, such as bags, tubing and connectors, or manufacturing or packaging processes for the Manufactured Products (the “Fresenius Kabi Elements”), infringe, misappropriate or violate any patent, copyright, trade secret, confidential information or other intellectual property of any third party.

(b) Exceptions to Fresenius Kabi Intellectual Property Indemnification. Fresenius Kabi shall have no indemnification obligations under Section 11.1(a) with respect to any infringement relating to:

(i) Cerus’ direction, without Fresenius Kabi’s approval, to any Person to use the Manufactured Products in a manner contrary to the instructions for use of such Manufactured Product and the infringement is caused by such contrary use; or

(ii) the combination, incorporation or use of any Manufactured Products by Cerus with Cerus’ or any third party’s product(s), or the use of such combined or incorporated Manufactured Products by Cerus’ customers, if such infringement would not have existed but for such combination or incorporation of the Manufactured Products by Cerus with or into any such Cerus product or any other third party product, or the use of such combined or incorporated product by Cerus’ customers, except for combinations, incorporations or use specified in the instructions for use of such Manufactured Products.

(c) Intellectual Property Indemnification by Cerus. Cerus will indemnify, defend and hold harmless Fresenius Kabi and its Affiliates, and their respective officers, directors, agents, and employees (collectively, with respect to Fresenius Kabi, the “Fresenius Kabi Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that any Cerus-Supplied Materials or Manufactured Product infringes, misappropriates or violates any patent, copyright, trademark, trade secret, confidential information or other intellectual property right of any third party; provided that the indemnification obligation set forth in this Section 11.1(c) shall not apply to the extent that such Damages arise out of or relate to (i) a Fresenius Kabi Element or (ii) the Licensed Assets, or (iii) a Manufactured Product that is not in conformity with the Product Specifications and such infringement, misappropriation or violation would not have existed but for the difference between the specifications and the Product Specifications.

(d) Other Indemnification by Fresenius Kabi. Fresenius Kabi will indemnify,

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

defend and hold harmless the Cerus Indemnified Parties from and against any Damages arising out of or relating to any claim from any third party that defective Manufactured Product, negligence or willful misconduct of Fresenius Kabi, or acts or omissions of Fresenius Kabi that would constitute a Breach, have created Liabilities to the third party; provided, however, for the avoidance of doubt, Fresenius Kabi shall have no obligation to indemnify Cerus for any Liabilities caused by (i) the design of the Products (except to the extent that such design was based on input from Fresenius Kabi), (ii) Cerus-Supplied Materials, or (iii) any claim encompassed within Cerus’ obligation to indemnify pursuant to Section 11(e) below.

(e) Other Indemnification by Cerus. Cerus will indemnify, defend and hold harmless the Fresenius Kabi Indemnified Parties from and against any Damages arising out of or relating to any claim from any third party (other than claims of infringement of patent, copyright, trademark, trade secret, confidential information or other intellectual property right) that Cerus’ or its distributors’, resellers’ or Affiliates’ sale, offer for sale, import, manufacture, use or distribution of Manufactured Products, or use of such Manufactured Products by customers of Cerus, has created Liabilities to the third party; except to the extent the claim is encompassed within Fresenius Kabi’s obligation to indemnify pursuant to Section 11.1(d), above.

Section 11.2 Procedure for Indemnification - Third Party Claims.

(a) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against it, the Indemnified Party shall notify the other Parties obligated to indemnify such Indemnified Party (the “Indemnifying Party”) of the commencement of the claim.

(b) If any Proceeding referred to in Section 11.2(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party shall, upon written notice given within thirty (30) days after the Indemnified Party’s notice is given, be entitled to assume the defense of the Proceeding. If the Indemnifying Party elects to assume the defense of a Proceeding, the Indemnified Party shall turn the Proceeding over to the Indemnifying Party, who shall, at its own expense, assume the defense of the Proceeding and the Indemnified Party shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and shall cooperate with and assist the Indemnifying Party in connection with the defense or contest, but the Indemnifying Party shall retain control thereof and have final authority to determine all matters in connection therewith. Notwithstanding the foregoing, (i) the Indemnifying Party shall have the right to control the defense, litigation and settlement of the action only if the Indemnifying Party has agreed in writing to be responsible for all costs, expenses, judgments and liabilities connected with the claim, (ii) the Indemnifying Party shall not enter into any settlement of any Proceeding unless such settlement is contingent upon obtaining a general release in form and substance acceptable to the Indemnified Party releasing the Indemnified Party from all Liabilities in such Proceeding, and (iii) the Indemnifying Party shall not enter into any settlement of any Proceeding if such settlement grants any injunctive or equitable relief unless the Indemnified Party has consented in writing to such settlement.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 11.3 Definitions.

(a) As used herein, a “Breach” shall mean a breach of a covenant, obligation or other provision of this Agreement, and such breach will be deemed to have occurred if there is or has been one or more misstatements or inaccuracies in, or one or more failures to perform or comply with, any representation, warranty, covenant, obligation or other provision of this Agreement.

(b) As used herein, “Damages” shall mean all Liabilities, obligations, losses, damages, deficiencies, assessments, judgments, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any Proceeding).

(c) As used herein, “Liabilities” means any debts, obligations, duties or liabilities of any nature, whether known or unknown, and whether accrued, contingent or otherwise.

(d) As used herein, “Proceeding” means any third-party action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

Section 11.4 Fresenius Kabi Insurance. Fresenius Kabi shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 11.5 Cerus Insurance. Cerus shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 11.6 Limitation on Liability. In no event shall any Party be liable for incidental or consequential damages regardless of whether such Party shall be advised, shall have other reason to know, or in fact shall know of the foregoing, in excess of [ * ] U.S. dollars (U.S. $[ * ]) in the aggregate under this Agreement.

Article 12

Miscellaneous

Section 12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 12.2 Assignment and Delegation.

(a) No Assignments Except as Permitted. No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Party. That Party shall not unreasonably withhold its consent.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Permitted Assignees” include an Affiliate of the assigning Party and a third party to whom the assigning Party transfers substantially all of the products, business and services to which this Agreement relates and who assumes all obligations of the assigning party under this Agreement and has the capability to perform such obligations. All other assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this Section, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which a Party participates, regardless of whether it is the surviving or disappearing corporation.

(b) No Delegations. No Party may delegate any performance under this Agreement.

(c) Ramifications of Purported Assignment or Delegation. Any purported assignment of rights or delegation of performance in violation of this Section is void.

Section 12.3 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, the successors and assigns of the Parties hereto.

Section 12.4 Entire Agreement; Amendments. This Agreement contain the entire understanding of the Parties with regard to the subject matter contained herein and thereon, and supersede all prior agreements or understandings between Cerus and Fresenius Kabi with respect to the subject matter of the Original Supply Agreement. For purposes of clarity, except as stated in Sections 5.1 and 5.3(a) of this Agreement, this Agreement does not supersede the Commercialization Agreement, the Restructuring Agreement entered between the Parties as of February 2, 2005, or the Concurrent Agreement (as defined in the Restructuring Agreement). For further clarity, except as stated in Section 9.8 of this Agreement, this Agreement does not supersede or amend the terms of the License Agreement, which governs the terms of any intellectual property applicable to the rights and obligations of the Parties hereunder. This Agreement will not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

Section 12.5 Force Majeure. Neither Party will be deemed in default if delayed or prevented from performing its obligations under this Agreement, in whole or in part, due to an act of God, fire, flood, explosion, civil disorder, strike, lockout or other labor trouble, material shortages of utilities, equipment, materials or facilities, delay in transportation, breakdown or accident, riot, war, terrorist attack or other cause beyond its control (a “Force Majeure Event”); provided that it shall resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event.

Section 12.6 Interpretation; No Strict Construction. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 12.7 Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

Section 12.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and permitted assigns.

Section 12.9 Counterparts. This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

Section 12.10 Notices. Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in accordance with the terms of the License Agreement.

Section 12.11 Nonwaiver. No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect. The execution of this Agreement by the Parties does not constitute or evidence any waiver of any right, or remedy Cerus may have against Baxter under the Original Supply Agreement.

Section 12.12 Alternative Dispute Resolution. The Parties will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations and in the spirit of mutual cooperation. Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute. In the event such senior management representatives cannot resolve the dispute, the dispute will be submitted to binding arbitration for resolution. Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with Commercial Arbitration Rules of the American Arbitration Association (“AAA”). Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the AAA. Any such dispute or controversy shall be arbitrated

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

before a single arbitrator selected in accordance with the rules of the AAA. The arbitrator’s decision shall be final and binding upon the parties. The parties shall be entitled to full discovery in any such arbitration. Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Nothing in this Section will prevent either Party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

Section 12.13 Joint and Several Liability. Fresenius Kabi’s obligations and liability under this Agreement shall be joint and several, including without limitation, with respect to each such party’s indemnification obligations under Article 11.

Section 12.14 Availability of Injunction. Fresenius Kabi and Cerus agree that any breach, or threatened breach, of this Agreement by one Party could cause irreparable damage to the other Party. The Parties agree that, in the event of such breach, or threatened breach, the Parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of any obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security. The Parties further agree that any action pursuant to this Section can and shall be brought in the state or federal courts located in Chicago, Illinois or San Francisco, California. The Parties hereby consent to the jurisdiction of such state or federal courts over such disputes and hereby waive and agree not to raise any and all defenses to the exercise of jurisdiction by such state or federal courts, including without limitation, personal jurisdiction, improper venue and forum non conveniens.

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the last date set forth below.

FRESENIUS KABI DEUTSCHLAND GMBH

By:	/s/ Christian Hauer
Name:	Christian Hauer
Title:	President, Medical Devices Division

By:	/s/ Alexander Dettmer
Name:	Alexander Dettmer
Title:	CFO, Executive Vice President Finance, Procurement & HR Medical Devices Division

CERUS CORPORATION

By:	/s/ William M. Greenman
Name:	William M. Greenman
Title:	President and CEO

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Signature Page

EXHIBIT A

Product Specifications

Platelet Sets

[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

EXHIBIT B

Product Specifications

Plasma Sets

[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

EXHIBIT C

Product Specifications

RBC Sets

[to be added by amendment]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

EXHIBIT D-1

Transfer Price

[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

EXHIBIT D-2

Cerus Transfer Pricing

[ * ]

	Cerus Transfer Price	Cerus Discounted Transfer Price for [ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D

Exhibit E

Steering Committee Members

Fresenius Kabi Members	Cerus Members
[ * ]	[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E

EXHIBIT F

Funded Projects

[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit F

EXHIBIT G

[ * ]

[attached]

[ * ]

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT (FRESENIUS KABI – CERUS)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit G